UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2010

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on April 30, 2010, Flotek Industries, Inc. (the “Company”) and a company controlled by John W. Chisholm, Interim President and Chairman of the Board of Directors, entered into the Amended and Restated Service Agreement (the “Agreement”), pursuant to which the Chisholm-controlled company agreed to continue to provide the services of Mr. Chisholm to the Company. Under the Agreement, which expired on June 30, 2010, the Company paid an aggregate of $42,000 per month as consideration for the provision of Mr. Chisholm’s services. The Company and Mr. Chisholm have agreed to extend the Agreement on a month-to-month basis pending the negotiation of, and entry into, a new agreement. Under the month-to-month arrangement between the Company and Mr. Chisholm, the Company will continue to pay Mr. Chisholm an aggregate of $42,000 per month as consideration for his services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: August 9, 2010	By:	/s/ Jesse E. Neyman
Jesse E. Neyman
Executive Vice President, Finance and Strategic Planning